Exhibit 99.1


                  Certification Required by 18 U.S.C. Sec. 1350
                (Section 906 of the Sarbanes - Oxley Act of 2002)
                ------------------------------------------------



         In connection with the filing by HRPT Properties Trust (the "Company") of the Quarterly Report on Form 10-Q for the period ending September 30, 2002 (the "Report"), each of the undersigned hereby certifies, to the best of his knowledge:

                  1)       The Report fully  complies with the  requirements  of
                           Section 13(a) and 15(d) of the Securities Exchange Act of 1934, and

                  2)       The  information   contained  in  the  Report  fairly
                           presents, in all material respects, the financial condition and results of operations of the Company.




/s/Barry M. Portnoy                             /s/John A. Mannix
--------------------                            ------------------
Barry M. Portnoy                                John A. Mannix
Managing Trustee                                President and Chief
                                                Operating Officer


/s/Gerard M. Martin                             /s/John C. Popeo
-------------------                             ----------------
Gerard M. Martin                                John C. Popeo
Managing Trustee                                Treasurer and Chief
                                                Financial Officer